                                                                   EXHIBIT 23(a)



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 31, 1996, which include an explanatory paragraph regarding a change in the Company's method of accounting for income taxes, on our audits of the consolidated financial statements and consolidated financial statement schedule of Harsco Corporation and subsidiary companies as of December 31, 1995 and 1994 and the years ended December 31, 1995, 1994 and 1993, which reports are incorporated by reference to the Company's annual report on Form 10-K.


COOPERS & LYBRAND L.L.P.


Philadelphia, Pennsylvania
September 24, 1996